                                                                   Exhibit 10.1
                        AMENDMENT TO SEVERANCE AGREEMENT
                                WALTER N. GEORGE

     This  agreement  is entered  into by and  between  American  Italian  Pasta
Company,  a  Delaware  corporation,   (the  "Employer")  and  Walter  N.  George
("Employee").

     WHEREAS,  the parties entered into an Severance Agreement effective October
1, 2005 (the "Severance Agreement"); and

     WHEREAS,  the parties now desire to amend the Severance Agreement to comply with  Section  409A of the  Internal  Revenue  Code of 1986,  as amended and the regulations and other guidance issued thereunder ("409A").

         NOW, THEREFORE, the Severance Agreement is amended as follows:

         A. Section 4.1.1(b) is amended to read as follows:

                  (b)  Subject to the  provisions  of  Sections  4.1.2 and 4.1.3 hereof,  if Employee's  employment  is  terminated by Employer  without
         Cause,  as  defined  in  Section  4.3,  or  if  Employee  resigns  from
         Employee's  employment for Good Reason, as defined in Section 4.4, then the following provisions (i) and (ii) shall apply.

         (i)  During  the  Severance  Period  and for a period of six (6) months thereafter,  Employee shall also be eligible to participate on the same terms and conditions as in effect immediately prior to such termination or  resignation  in all life  insurance  plans or programs  provided to
         Employee by  Employer  ("Employee  Welfare  Plans") at the time of such termination  or  resignation  and  which  continue  to be  provided  by
         Employer to its  employees  following the date of such  termination  or
         resignation;   provided,   however,  that  Employee's   eligibility  to
         participate in these  Employee  Welfare Plans shall end at such time as
         Employee becomes eligible to receive coverage under comparable programs of a subsequent employer. If, during the Severance Period,  Employee is precluded from  participating in any Employee Welfare Plan by its terms or applicable  law,  then Employer will provide  Employee with benefits that are  reasonably  equivalent to those  Employee would have received under such plan had  Employee  been  eligible to  participate  therein.
         Anything to the contrary herein notwithstanding, Employer shall have no obligation to continue to maintain any Employee Welfare Plan during the
         Severance  Period solely as a result of this  Agreement.  As an example and solely for  purposes of  illustration:  If  Employer  were to cease providing dental insurance to its senior  executives prior to or during the  Severance  Period,  then  Employer  would  have no  obligation  to maintain such plan or provide to Employee  individual  dental insurance to satisfy its obligations under this Section 4.1.1.

         (ii) The Employer  shall  provide to Employee the benefits set forth in sub-paragraphs  3  and 4 of  the  first  paragraph  of  the  Employer's
         Severance Plan for Senior Vice Presidents and Above (which benefits are the "Health Plan Severance  Benefit" and which Plan is the "SVP Plan");
         provided  that the  "Severance  Period" for purposes of the Health Plan
         Severance  Benefit  shall  be the  Severance  Period  defined  in  this
         Agreement; and provided further that the provision in the SVP Plan that terminates such coverage upon Employee being hired by another  employer shall be disregarded  and the Health Plan  Severance  Benefit shall end before  the end of the  Severance  Period  if it would  end  under  the immediately  preceding clause (i) if the Health Plan Severance  Benefit were an Employee Welfare Plan.

         B. A new Section 4.6 is added to read as follows:

         4.6 6-month Delay. Notwithstanding anything contained in this Agreement to the contrary,  if the Employee is a "specified employee" (determined in accordance  with Code Section 409A and

          Treasury  Regulation  Section  1.409A-3(i)(2))  as of the  date of the
          Employee's termination of employment (other than due to the Employee's death), then any payment,  benefit or entitlement provided for in this
          Agreement that constitutes "deferred  compensation" within the meaning of  Section  409A and that is  payable  during  the first  six  months following the date of the Employee's  termination of employment  shall be paid or provided to the  Employee in a lump sum cash  payment to be made on the  earlier  of (a) the  Employee's  death  or (b) the  first business day (or within 30 days after such first  business day) of the seventh  calendar month  immediately  following the month in which the date the Employee's termination of employment occurs.

          C. Section 4.4 is amended by deleting  therefrom the phrase,  ", which failure or refusal  to comply is  uncorrected  for a period of 15 days following receipt by Employer of written notice thereof from Employee"
          and by inserting the following at the end thereof:

          Employee  shall be required to provide  notice to the  Employer of the existence  of  either  condition  (ii) or (iii)  within 90 days of the initial  existence  of the  condition,  upon the  notice  of which the
          Employer shall have a period of 30 days during which it may remedy the condition.

          D. A new Section 8 is added to read as follows:

          8.  Compliance  with  Section  409A  of  the  Internal  Revenue  Code.
          Notwithstanding  any  provision  in  the  Severance  Agreement  to the
          contrary,   the  Severance  Agreement  and  this  Amendment  shall  be interpreted,  construed,  operated and  conformed in  accordance  with
          409A.  For purposes of  determining  whether any payment  results in a
          "deferral of compensation"  within the meaning of 409A, the exemptions available under 409A shall be maximized,  and each installment payment to be made under the Agreement shall be treated as a separate  payment for  purposes  of  409A.  It is  intended  by the  Employer  that  all compensation  and benefits  payable or provided to Employee under this
          Agreement  or  otherwise  shall  either be exempt from or fully comply with  the  provisions  of 409A so as not to  subject  Employee  to the additional tax, interest or penalties which may be imposed under 409A.
          The parties  acknowledge  that 409A is ambiguous in certain  respects.
          The Employer agrees that it will attempt in good faith not to take any action,  and will  attempt in good faith to  refrain  from  taking any action,  that would result in the imposition of tax,  interest  and/or penalties  upon  Employee  under 409A.  To the extent the Employer has acted or  refrained  from  acting in good  faith as  required  by this
          Section,   neither  it  nor  its   employees,   officers,   directors,
          contractors  or agents will be  responsible  for any  consequences  of failure to comply with 409A, and Employee shall not be entitled to any damages  related  to any  such  failure  even  though  the  Employment
          Agreement and this Amendment  require  certain  actions to be taken in conformance  with 409A.  "Separation  from service,"  "termination  of employment" and similar phrases shall mean Employee's  separation from service with the Employer (within the meaning of 409A) for any reason.
          Generally,  a  permanent  decrease  to no more than 20% of the average level of bona fide services performed during the immediately preceding
          36-month  period is considered a separation  from service for purposes of 409A. For this purpose, Employee's employment relationship shall be treated as continuing intact while Employee is on military leave, sick leave or other  bona fide leave of absence if the period of such leave does not exceed six months,  or if longer, so long as Employee retains the right to reemployment under applicable statue or by contract.  For
          purposes  of  determining   whether  a  separation  from  service  has
          occurred,  the  "Employer"  shall be determined  by applying  Internal
          Revenue Code Sections 414(b) and (c), and substituting 50% for the 80%
          ownership level.

     IN WITNESS  WHEREOF,  the  undersigned  have executed this  agreement  this
30th day of December, 2008.

                                      AMERICAN ITALIAN PASTA COMPANY

                                      By:  /s/ Robert W. Schuller
                                         ---------------------------------------
                                      Title:  EVP & General Counsel
                                            ------------------------------------

                                      WALTER N. GEORGE

                                      /s/ Walter N. George
                                      ------------------------------------------

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